Exhibit 10.20
QUAD/GRAPHICS, INC.
2020 OMNIBUS INCENTIVE PLAN
DEFERRED STOCK UNIT AWARD
[NAME]
You have been granted an award (this “Award”) of Deferred Stock Units (“Units”) constituting an Award under the Quad/Graphics, Inc. 2020 Omnibus Incentive Plan (the “Plan”) with the following terms and conditions:

Grant Date:	[DATE]
Number of Deferred Stock Units:	[NUMBER OF DSUs]
Vesting:	The Units will be fully vested on the Grant Date.
Issuance of Shares
Subject to the terms of the Plan and this Award, each Unit entitles you to receive one share (a “Share”) of Class A Common Stock, par value $0.025, of Quad/Graphics, Inc. (the “Company”) as soon as reasonably practicable following the Settlement Date (as defined below).

The “Settlement Date” shall initially be the earlier of (i) the date of your separation from service with the Company, subject to deferral in the event you are a “key employee” as described below, and (ii) the second anniversary of the Grant Date; provided that you may elect a later Settlement Date with respect to any Unit by completing and delivering the election form attached as Exhibit A at least 12 months before the then-scheduled Settlement Date for the Unit to which the election applies so long as that the newly elected Settlement Date is at least five years later than the then-scheduled Settlement Date.

The Settlement Date for all of the Units will also accelerate in the following circumstances:

•If you are continuously in the service of the Company or its Affiliates through the date preceding the date of a “Change in Control” (as defined below), the Settlement Date shall be the date preceding the date of the Change in Control.

•If your employment or service relationship with the Company and its Affiliates is terminated as a result of your death or disability (within the meaning of Code Section 22(e)(3)), the Settlement Date shall be the date of such termination.

As soon as reasonably practicable following the Settlement Date, but in no event later than the end of the year in which the Settlement Date occurs or, if later, two and one-half months after the Settlement Date, the Company shall direct its transfer agent to issue to you in book entry form the number of Shares equal to the number of Units issued to you in satisfaction of this Award.
Shares shall be issued and delivered to you in accordance with the immediately preceding paragraph upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Committee as to such compliance shall be final and binding on you.

Notwithstanding anything to the contrary herein or in the Plan, if you are a “key employee” (as defined in Section 416(i) of the Code, without regard to paragraph 5 thereof), any issuance of Shares on account of your cessation of service shall be delayed until at least six months after such cessation of service to the extent necessary to avoid any additional taxes imposed by Section 409A of the Code.

For purposes of this Agreement, a “Change in Control” shall occur on the date that any of the following occur:

(1) Any person (including an entity) or persons acting as a group:

(A)    Acquires “beneficial ownership” (as defined in Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the securities representing the total fair market value or total voting power of the Company (the “Total Outstanding Securities”), or

(B)    Acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership of thirty percent (30%) of the outstanding voting securities of the Company entitled to vote generally in the election of directors (“Company Voting Securities”);

(2) A majority of the Company’s Board of Directors on the date of this Award (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board during any 12-month period, provided that any individual becoming a director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board; or
(3) Any person (including an entity) or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided that no Change in Control shall result from an acquisition by:

(A)    a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its Company stock;

(B)    an entity fifty percent (50%) or more of, respectively, the then total value or total voting power of the then outstanding stock is then owned by the Company;

(C)    a person, or more than one person acting as a group, that owns directly or indirectly, fifty percent (50%) or more of the Total Outstanding Company Securities or Company Voting Securities; or

(D)    an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (C).

For purposes hereof, “gross fair market value” means the value of the assets without regard to any liabilities associated with such assets.

All determinations of whether persons are considered to be “beneficial owner(s)” or “acting as a group” and any other determination regarding whether a Change in Control has occurred shall be determined in a manner consistent with and intended to comply with Code Section 409A.

Transferability of Units:
You may not sell, transfer or otherwise alienate or hypothecate this Award or any of your Units. In addition, by accepting this Award, you agree not to sell any Shares acquired under this Award other than as set forth in the Plan and at a time when applicable laws, Company policies or an agreement between the Company and its underwriters do not prohibit a sale. The Company also may require you to enter into a shareholder’s agreement that will include additional restrictions on the transfer of Shares acquired under this Award that will remain effective after such Shares have been issued.

Voting and Dividends:
Until such time as Shares are issued to you pursuant to the foregoing, you shall have no rights as a shareholder of the Company with respect to any Shares underlying the Units, including but not limited to any voting rights, provided, however, that any dividends or other distributions paid with respect to the Shares underlying the Units shall accrue and shall be converted into additional Units based on the closing price of the Stock on any such distribution date and any such additional Units shall be subject to the same conditions and restrictions as are the Units with respect to which they were paid.

Market Stand-Off:
In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, you agree that you shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Award without the prior written consent of the Company. Such restriction shall be in effect for such period of time following the date of the final prospectus for the offering as may be determined by the Company. In no event, however, shall such period exceed one hundred eighty (180) days.

Responsibility for Taxes:
You understand that you (and not the Company or any Affiliate) shall be responsible for your own federal, state, local or foreign tax liability and any of your other tax consequences that may arise as a result of the transactions contemplated by this Award. You shall rely solely on the determinations of your tax advisors or your own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters.

Tax Withholding:
To the extent that the receipt of the Units, or the payment of dividends in connection therewith, results in income to you for federal, state or local income tax purposes, and the Company is obligated to withhold taxes in connection with such receipt or payment, you shall deliver to the Company at the time the Company is obligated to withhold such amount as the Company requires to meet its withholding obligation under applicable tax laws or regulations, and if you fail to do so, the Company has the right and authority to deduct or withhold from other compensation payable to you an amount sufficient to satisfy its withholding obligations.

Miscellaneous:
As a condition of the granting of this Award, you agree, for yourself and your legal representatives or guardians, that this Award shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Award or the Plan and any determination made by the Committee pursuant to this Award shall be final, binding and conclusive.

Subject to the terms of the Plan, the Committee may modify or amend this Award without your consent as permitted by Section 17(a) of the Plan or: (i) to the extent such action is deemed necessary by the Committee to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (ii) to the extent the action is deemed necessary by the Committee to preserve favorable accounting or tax treatment of any Award for the Company; or (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of this Award or that such action is in the best interest of you or any other person who may then have an interest in this Award.

This Award may be executed in counterparts.

This Award is granted under and governed by the terms and conditions of the Plan. Additional provisions regarding your Award and definitions of capitalized terms used and not defined in this Award can be found in the Plan.
BY SIGNING BELOW AND ACCEPTING THIS AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED HEREIN AND IN THE PLAN. YOU ALSO ACKNOWLEDGE RECEIPT OF THE PLAN.

QUAD/GRAPHICS, INC.
By:            ________________________________
[NAME]
Joel Quadracci
Chairman, President & CEO
Date:    _______________________________

Exhibit A
DEFERRAL ELECTION

Name ____________________ Social Security Number ___________________
I elect to defer the Settlement Date for my Deferred Stock Units (“Units”) granted pursuant to my Deferred Stock Unit Award (the “Award”) with Quad/Graphics, Inc. (the “Company”) past the current Settlement Date, as follows:
Units covered by this election:     ______________________
Deferred Settlement Date:     _________________, ____
The Units described above shall be delivered to the undersigned on or as soon as reasonably practicable following the earliest of the following:
•The Deferred Settlement Date designated above.

•The date of your separation from service as a director of the Company, subject to deferral in the event you are a “specified employee” as described in the Plan.

•The date of a “Change in Control” (as defined in the Award), if you are continuously in service with the Company and its Affiliates through such date.

•The date of termination of your service relationship with the Company and its Affiliates as a result of your death or disability (within the meaning of Code Section 22(e)(3)).
This Deferral Election shall be ineffective if made less than 12 months before the previously designated Settlement Date or if the Deferred Settlement Date is not at least five years later than the previously designated Settlement Date.
Signature:            __________________________________
Name:                __________________________________
Date signed:            __________________________, _______

Accepted by the Company:
Signature:            __________________________________
Name of Authorized Officer:    __________________________________
Date accepted:            __________________________, _______
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